Exhibit 3.1

Company Number: 12107859

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

AMRYT PHARMA PLC

(formerly known as Amryt Pharma Holdings Limited and Amryt Pharma Holdings plc)

(adopted by special resolution passed on 23 September 2019 (effective 24 September 2019))

CONTENTS

REGULATIONS AND INTERPRETATION		1
1.	Interpretation	1
2.	Model Articles not to apply and application of contractual agreements with members	4
SHARE CAPITAL		4
3.	Share Capital	4
COMPANY BUSINESS		5
4.	Business	5
VARIATION OF CLASS RIGHTS		5
5.	Sanction to variation	5
6.	Deemed variation	6
SHARES		6
7.	Allotment of shares	6
8.	Purchase of own shares	7
9.	Commission and brokerage	7
10.	Trusts not to be recognised	7
SHARE CERTIFICATES		7
11.	Share certificates	7
12.	Replacement of share certificate	8
ISSUE OF SHARES		8
13.	Uncertificated shares	8
14.	Relevant Class	9
CALLS ON SHARES		9
15.	Calls	9
16.	Payment	10
17.	Interest on calls	10
18.	Sums treated as calls	10
19.	Power to differentiate	10
20.	Payment in advance of calls	10
FORFEITURE, SURRENDER, LIEN AND UNTRACED MEMBERS		10
21.	Notice if call not paid	10
22.	Forfeiture for non-compliance	11
23.	Disposal of forfeited shares	11
24.	Effect of forfeiture	11
25.	Lien	11
26.	Enforcement of lien by sale	12
27.	Application of proceeds of sale	12
28.	Untraced members	12
29.	Evidence of forfeiture	13
TRANSFER OF SHARES		14
30.	Transfer of title and interest	14
31.	Transfer of shares	14
32.	Right to refuse registration	14
33.	Notice of refusal	14
34.	Closing of register	14
35.	Fees on registration	15
36.	Retention	15

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37.	Transfer by renunciation	15
TRANSMISSION OF SHARES		15
38.	On death	15
39.	Election of person entitled by transmission	15
40.	Transfer notice	15
41.	Rights on transmission	16
INCREASE OF CAPITAL		16
42.	Increase of Capital	16
43.	New Shares	16
ALTERATION OF CAPITAL		16
44.	Alteration	16
GENERAL MEETINGS		17
45.	Annual general meetings	17
46.	General meetings	17
47.	Notice of general meetings	17
48.	Statement	18
49.	Omission of notice	18
PROCEEDINGS AT GENERAL MEETINGS		18
50.	Business of meetings	18
51.	Notice of resolution	18
52.	Quorum	18
53.	Quorum not present	19
54.	Chairman	19
55.	Power to adjourn	19
56.	Directors may attend and speak	19
57.	Amendment	19
VOTES OF MEMBERS		20
58.	Votes	20
59.	Joint holders	20
60.	Vote by proxy	20
61.	Restriction on voting rights	20
62.	Objection to error in voting	20
63.	Votes on a poll	20
POLLS		21
64.	Method of voting	21
65.	Proxy	21
66.	Error	21
67.	Procedure on a poll	21
68.	Poll to be taken forthwith	22
69.	Casting vote	22
70.	Demand for poll	22
71.	Withdrawal	22
PROXY		22
72.	Form of Proxy	22
73.	Appointment of proxy	22
74.	Deposit of proxy	23
75.	Validity	23
76.	Supply of proxy cards	24
77.	Corporate representative	24
DISCLOSURE OF INTERESTS		24

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78.	Section 793	24
79.	Default	24
80.	Restrictions	25
81.	Arms length transfer	25
82.	Relevant period	26
83.	Interest in shares	26
APPOINTMENT OF DIRECTORS		26
84.	Power of Company to appoint Directors	26
85.	Power of Board to appoint Directors	26
86.	Number of Directors	26
87.	Additional remuneration	27
ALTERNATE DIRECTORS		27
88.	Appointment	27
89.	Remuneration	27
INTERESTS OF DIRECTORS		28
90.	Other office of Director	28
91.	Disqualification	28
92.	Declaration of interest	28
93.	Material interest	28
94.	Voting	29
95.	Two Directors	29
96.	Directors interests	30
97.	Interest of connected person	30
98.	Suspension of provisions	30
99.	Directors’ conflict of interest	30
100.	Benefits	31
101.	Exercise of power	32
GENERAL POWERS OF DIRECTORS		32
102.	Management	32
103.	Delegation of Authority	32
104.	Power of Attorney	33
105.	Overseas registers	33
106.	Uncalled capital	33
DIRECTORS HOLDING EXECUTIVE OFFICE		33
107.	Office	33
108.	Remuneration	34
109.	Powers	34
RETIREMENT OF DIRECTORS		34
110.	Retirement	34
111.	Vacation of office	34
112.	Resolution as to a vacancy conclusive	35
ROTATION OF DIRECTORS		35
113.	Retirement by rotation	35
114.	Retirement in every year	35
115.	Vacated office	36
116.	Appointment	36
117.	Motion	36
PROCEEDINGS OF DIRECTORS		36
118.	Meetings	36
119.	Authorisation to vote	37

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120.	Quorum	37
121.	Minimum number of directors	37
122.	Chairman	37
123.	Resolutions	38
124.	Committees	38
125.	Validity	38
BORROWING POWERS		38
126.	Powers	38
OTHER DIRECTORS		39
127.	Appointment	39
MINUTES AND BOOKS		39
128.	Minutes	39
129.	Records	39
SECRETARY		40
130.	Appointment	40
131.	Office	40
THE SEAL		40
132.	Safe custody	40
133.	Application	40
134.	Seal for use abroad	40
135.	Issue	41
136.	Seal	41
AUTHENTICATION OF DOCUMENTS		41
137.	Authentication	41
DIVIDENDS		41
138.	Declaration of dividends	41
139.	Dividends payable	41
140.	Payment of dividends	42
141.	Interim dividends	42
142.	Profits and losses	42
143.	Calls or debts deducted from dividends	42
144.	Retention of dividends	42
145.	Unclaimed dividends	43
146.	Payment of dividends	43
147.	Receipts for dividends	43
148.	Scrip dividends	43
149.	General meeting to declare dividend	45
150.	Reserves	45
151.	Capitalisation	45
152.	Authority	46
153.	Record Dates	46
ACCOUNTS		46
154.	Accounting records	46
155.	Preparation of accounts	47
156.	Accounts to members	47
157.	Electronic means	47
AUDITORS		47
158.	Appointment	47
159.	Correctness	47
160.	Auditors to attend meetings	48

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161.	Change of auditors	48
SERVICE OF NOTICE ON MEMBERS		48
162.	Notices to be in writing	48
163.	Service of notice on members	48
164.	Notice in case of death, bankruptcy or mental disorder	49
165.	Evidence of service	49
166.	Notice binding on transferees	50
167.	Notice by advertisement	50
168.	Suspension of the postal services	50
169.	Service of notices on the Company	50
ELECTRONIC COMMUNICATION		51
170.	Electronic Communication	51
DESTRUCTION OF DOCUMENTS		51
171.	Destruction	51
172.	Correct entries	52
WINDING UP		52
173.	Authority to divide assets	52
INDEMNITY		53
174.	Right to indemnity	53
175.	Power to Insure	53

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Company Number: 12107859

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

AMRYT PHARMA PLC

(the “Company”)

(adopted by special resolution passed on 23 September 2019 (effective 24 September 2019))

REGULATIONS AND INTERPRETATION

1.	Interpretation

1.1	In these Articles, if not inconsistent with the subject or context:

(a)	words importing the singular number include the plural, and vice versa;

(b)	words importing one gender include any gender;

(c)	a reference to a person includes a body corporate and an unincorporated body of persons;

(d)	a reference to any statute or provision of a statute shall include any orders, regulations or other subordinate legislation made under it and shall, unless the context otherwise requires, include any statutory modification or re-enactment of it for the time being in force;

(e)	the following words and expressions shall have the following meanings, unless the context otherwise requires:

“Act” means the Companies Act 2006 (as amended);

“Articles” means the articles of association of the Company as contained in this document or as amended from time to time;

“Bank” means the bank with which the Company has its main current account from time to time;

“City Code” means the City Code on Takeovers and Mergers;

“Directors” or “Board” means the directors of the Company from time to time or a quorum of such directors present at a board meeting and “Director” shall mean any one of them;

“dividend” includes bonus;

“communication” and “electronic communication” shall have the same meaning as in the Electronic Communications Act 2000;

“electronic form” and “electronic means” shall, where the context so admits, have the same meaning as in the Act;

“executed” includes any mode of execution;

“holder” means, in relation to shares, means a member whose name is entered in the register of members as the holder of the shares;

“Office” the registered office for the time being of the Company;

“Operator” the person from time to time who in respect of the Company’s securities carries out the functions of the operation of a relevant system for the purposes of the Regulations;

“Ordinary Shares” means ordinary shares with a nominal value of £0.06 each in the share capital of the Company;

“paid up” means paid up or credited as paid up;

“Panel” means the Panel on Takeovers and Mergers in the United Kingdom;

“Privileged Relation” means in relation to a shareholder who is an individual shareholder (or a deceased or former individual shareholder) means a spouse, civil partner, (as defined in the Civil Partnerships Act 2004) child or grandchild (including step or adopted or illegitimate child and their issue);

“Redeemable Shares” means redeemable shares with a nominal value of £49,999.94 each;

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 no. 3755) including any modification thereof or any regulations in substitution thereof and for the time being in force;

“Relevant Liability” means any cost, charge, loss, damage, expense or liability which any person may suffer or incur:

(a)	as a result of anything he does, or does not do, in carrying out or trying to carry out his duties, or using or trying to use his powers in relation to the Company, or in relation to any of the other bodies corporate which are referred to in the definition of “Relevant Person” or, in the case of any current or past trustee of any pension fund, in relation to that pension fund; or

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(b)	in any other way in connection with his duties, powers or posts in relation to the Company or in relation to any of the other bodies corporate which are referred to in the definition of “Relevant Person” or, in the case of any current or past trustee of any pension fund, in relation to that pension fund including (without prejudice to the generality of the foregoing) any liability incurred in connection with defending any proceedings (whether civil or criminal) which relate to any of the matters referred to in this definition of “Relevant Liability”;

“Relevant Person” means any person who is or was at the time a Director, alternate director, officer or employee of:

(a)	the Company, or any body corporate which is or was at any time a holding company of the Company;

(b)	any body corporate in which the Company, or any body corporate which is or was at any time a holding company of the Company, has any kind of direct or indirect interest;

(c)	any body corporate in which any of the predecessors of the Company, or of any body corporate which is or was at any time a holding company of the Company, has any kind of direct or indirect interest;

(d)	any body corporate with which the Company is or was at any time allied, or associated; or

(e)	any body corporate which is or was at any time a subsidiary undertaking of any body corporate referred to in this definition;

“relevant system” means a relevant system as defined by regulation 2(1) of the Regulations;

“Seal” means the common seal of the Company or if appropriate any official seal which the Company may have pursuant to Section 50 of the Act (the “Securities Seal”);

“Secretary” means the secretary of the Company and (subject to the provisions of the Act) any other person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint assistant or deputy secretary;

“Statutes” means the Act, and every other statute (and any regulations subordinate thereto) for the time being in force concerning companies and affecting the Company;

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;

(f)	“in writing” written, or produced by any other mode of reproducing or representing words in a permanent visible form, or partly one and partly another;

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(g)	save as aforesaid, and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act and words and expressions used in the Regulations have the same meanings when used in these Articles;

(h)	the headings are inserted for convenience only and shall not affect the construction of these Articles;

(i)	words importing the singular number only shall include the plural, and vice versa;

(j)	words importing the masculine gender only shall include the feminine gender;

(k)	words importing individuals and words importing persons shall include bodies corporate and unincorporated associations.

(l)	the words and phrases “other”, “including” and “in particular” do not limit the generality of any preceding words and any words which follow them shall not be construed as being limited in scope to the same class as the preceding words where a wider construction is possible;

(m)	subject to the provisions of Article 51, where for any purpose an ordinary resolution of the Company is required a special resolution shall also be effective;

(n)	references to Articles are references to these Articles and references to paragraphs and sub-paragraphs are, unless otherwise stated, references to paragraphs of the Article or references to sub-paragraphs of the paragraph in which the reference appears.

2.	Model Articles not to apply and application of contractual agreements with members

2.1	No regulations set out in any statute or in any statutory instrument or other subordinate legislation concerning companies shall apply to the Company except insofar as they are repeated or contained in these Articles. This document constitutes the Articles of the Company.

2.2	Subject to the Statutes, the Articles shall be subject to any contractual agreement entered into by the Company and any of its members (in their capacity as shareholders of the Company only).

SHARE CAPITAL

3.	Share Capital

3.1	The share capital of the Company is divided into Ordinary Shares and Redeemable Shares.

3.2	The Ordinary Shares shall confer the following rights and restrictions on their holders:

(a)	the right to receive notice of, attend and vote at general meetings;

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(b)	the right to participate in the profits of the Company; and

(c)	the right on a winding up or return of capital or otherwise to repayment of the amounts paid up or credited as paid up on them in respect of each Ordinary Share with the Ordinary Shares conferring a right to participate in any surplus assets of the Company in proportion to the number of shares held.

3.3	The Redeemable Shares shall confer the following rights and restrictions on their holders:

(a)	no right to receive notice of, attend or vote at general meetings or (subject to the Act) at any meeting of the holders of any class of shares in the capital of the Company;

(b)	no right to participate in the profits of the Company by way of receipt of any dividend or distribution of profits;

(c)	the right to receive, on any payment or return of capital on a winding up or other return of assets, pro rata out of the assets of the Company available for distribution the nominal capital paid up or credited as paid up on the Redeemable Shares but only after the holders of Ordinary Shares have been paid the nominal capital paid up or credited as paid up on the Ordinary Shares (including any premium) held by them respectively together with the aggregate sum of £100,000,000,000 to the holders of such Ordinary Shares; and

(d)	subject to the Act, the Redeemable Shares are redeemable at their nominal value at the option of the Company or the holder of the Redeemable Shares.

3.4	Without prejudice to any special rights previously conferred on the holders of any shares or class of shares already issued (which special rights shall not be modified or abrogated except with such consent or sanction as is provided in Articles 5 or 6), a share (whether forming part of the original capital or not) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company by ordinary resolution determines.

COMPANY BUSINESS

4.	Business

Any branch or kind of business which the Company is either expressly or by implication authorised to undertake may be undertaken by the Directors at such times as they think fit, and may be permitted by them to be in abeyance, whether the branch or kind of business commenced or not, so long as the Directors deem it expedient not to commence or proceed with it.

VARIATION OF CLASS RIGHTS

5.	Sanction to variation

5.1	Subject to the provisions of the Act if at any time the capital of the Company is divided into different classes of shares or groups, the rights attached to any class or group may be varied or abrogated, whether or not the Company is being wound up, either:

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(a)	in such manner (if any) as may be provided by such rights; or

(b)	in the absence of any such provisions with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class or group, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class or group, but not otherwise.

5.2	To every such separate general meeting of the holders of a class or group of shares all the provisions of these Articles relating to general meetings of the Company or to the proceedings at such general meetings shall, so far as applicable and with the necessary modifications, apply, except that:

(a)	the necessary quorum at any such meeting other than an adjourned meeting shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or group in question and at an adjourned meeting one person holding shares of the class or group in question or his proxy;

(b)	any holder of shares of the class or group in question present in person or by proxy may demand a poll; and

(c)	the holders of shares of the class or group in question shall, on a poll, have one vote in respect of every share of the class or group held by them respectively.

6.	Deemed variation

The special rights conferred upon the holders of any class or group of shares issued with preferred or other special rights shall not (unless otherwise expressly provided by these Articles or by the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking in some or all respects pari passu with them.

SHARES

7.	Allotment of shares

7.1	Subject to Article 7.2 and to any direction to the contrary given by the Company in general meeting, the shares and any right to subscribe for, or to convert any security into, shares in the Company for the time being (other than shares shown in the memorandum of association of the Company to have been taken by the subscribers or shares allotted in pursuance of an employee’s share scheme) may be allotted to such persons, at such times, in such proportions, upon such terms (other than at a discount) and with such rights or restrictions, including but without limit as to differentiation between members of calls, as the Directors, subject to the Articles and to the provisions of the Act shall think fit.

7.2	The Company may in accordance with and subject to sections 684 to 689 of the Act and all other relevant provisions (if any) in force for the time being:

(a)	issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder thereof;

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(b)	make a payment in respect of the redemption or purchase of any of its own paid-up shares out of the distributable profits of the Company or the proceeds of a fresh issue of shares and as to redemption on such date or dates (to be fixed prior to the issue of such shares) and terms and in such manner as may be determined at any time or times by the Directors, provided nevertheless that the amount to be paid on redemption shall be fixed on, and by the terms of, the issue of the shares;

provided always that any shares purchased or redeemed by the Company shall be treated as cancelled and that within one month of the redemption of any redeemable shares the Company gives notice to the registrar specifying the shares redeemed.

8.	Purchase of own shares

Subject to the provisions of the Act and, if applicable, subject to any approval by means of a special resolution at a separate class meeting of the holders of any class of convertible shares, the Company shall have power to purchase its own shares, including any redeemable shares.

9.	Commission and brokerage

In addition to all other powers of paying commission, the Company may exercise the powers conferred by the Act in paying commission to persons subscribing or procuring subscriptions for shares in the Company, or agreeing so to do, whether absolutely or conditionally; provided that the rate or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and shall not exceed ten per cent of the price which the shares in respect of which the commission is paid are issued or an amount equivalent thereto. Subject to the provisions of the Act any such commission may be satisfied by the payment of cash or by the allotment or fully or partly paid shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage as is lawful.

10.	Trusts not to be recognised

Except as required by law (including, without limitation, the Regulations), no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice) any equitable, contingent, future or partial interest in any share, or (except only as provided by these Articles or as required by law) any interest in any fractional part of a share or any other right in respect of any share, except an absolute right to the entirety of it in the registered holder.

SHARE CERTIFICATES

11.	Share certificates

11.1	Every person whose name is entered as a member in the register of members (except a recognised clearing house or a nominee thereof or other person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate for all his shares of each class. Every certificate shall be issued within two months after allotment or the lodgement

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with the Company of the transfer of the shares, not being a transfer which the Company is for any reason entitled to refuse to register and does not register (unless the conditions of issue of such shares otherwise provide), and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon. The Company shall not be bound to register more than four persons as the joint holders of any share or shares and, in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor, and delivery of a certificate for shares to the first named joint holders shall be sufficient delivery to all. Where a member transfers part of the shares comprised in his holding he shall be entitled to a certificate for the balance of his holding without charge.

11.2	Any share certificate and any certificate for debentures of the Company which has been approved for sealing by the Directors or a committee of the Directors need not (save to the extent that the terms and conditions for the time being relating to any debentures of the Company otherwise require) be signed or countersigned by any person. Subject as aforesaid, any such certificate may, if the Directors so determine, bear signatures affixed by some mechanical system or process or printed on them or the names of the Company’s issuing agents and need not be signed by any person.

12.	Replacement of share certificate

If a share certificate is defaced, worn out, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and the payment of any exceptional out of pocket expenses incurred by the Company in investigating evidence as the Directors think fit but otherwise free of charge and (in case of defacement or wearing out) on delivery up of the old certificate.

ISSUE OF SHARES

13.	Uncertificated shares

13.1	In these Articles references to a share (or to holding of shares) being in uncertificated form or in certificated form are references, respectively, to that share being an uncertificated unit of a security or a certificated unit of a security.

13.2	The Directors shall have power to implement such arrangements as they may, in their absolute discretion, think fit in order for any class of shares to be a participating security (subject always to the Regulations and the facilities and requirements of the relevant system concerned). Where they do so the following Article shall commence to have effect immediately prior to the time at which the Operator concerned permits the class of shares concerned to be a participating security.

13.3	In relation to any class of shares which is, for the time being, a participating security, and for so long as such class remains a participating security, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; or

(c)	the Regulations.

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14.	Relevant Class

14.1	Without prejudice to the generality of the preceding Article and notwithstanding anything contained in these Articles, where any class of shares is, for the time being, a participating security (such class being referred to hereinafter as the “Relevant Class”):

(a)	the register relating to the Relevant Class shall be maintained at all times in the United Kingdom;

(b)	shares of the Relevant Class may be issued in uncertificated form in accordance with and subject as provided in the Regulations;

(c)	unless the Directors otherwise determine, shares of the Relevant Class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

(d)	shares of the Relevant Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations;

(e)	title to shares of the Relevant Class which are recorded on the register as being held in uncertificated form may be transferred by means of the relevant system concerned and accordingly none of the provisions of these Articles shall apply in respect of such shares to the extent that any provision requires or contemplates the effecting of a transfer by an instrument in writing and the production of a certificate for the share to be transferred;

(f)	the Company shall comply with the provisions of Regulations 27 and 28 in relation to the Relevant Class and all provisions in these Articles shall be read as subject to Regulation 28;

(g)	the provisions of these Articles with respect to meetings of or including holders of the Relevant Class, including notices of such meetings, shall have effect subject to the provisions of Regulation 41; and

(h)	no provision of these Articles shall apply so as to require the Company to issue a certificate to any person holding shares of the Relevant Class in uncertificated form.

CALLS ON SHARES

15.	Calls

The Directors may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and each member shall (subject to being given at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.

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16.	Payment

A call may be made payable by instalments. A call may be postponed and a call may be wholly or in part revoked as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

17.	Interest on calls

If a sum called in respect of a share is not paid before or on the day appointed for its payment, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment to the time of actual payment at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is so fixed, at the base rate from time to time of the Bank or at such lower rate as the Directors may agree to accept, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

18.	Sums treated as calls

Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the nominal amount of the share or by way of premium or as an instalment of a call, shall, for all the purposes of these Articles, be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

19.	Power to differentiate

Subject to the terms of allotment, the Directors may, on the issue of shares, differentiate between the holders in the amount of calls to be paid and in the times of payment.

20.	Payment in advance of calls

The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called upon as a payment in advance of calls, and any such payment in advance of calls shall extinguish, so far as the same shall extend but subject as in these Articles provided, the liability upon the shares in respect of which it is advanced; and upon the money so received, or so much of it as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, the Company may pay interest at such rate not exceeding the base rate from time to time of the Bank as the member paying such sum and the Directors agree.

FORFEITURE, SURRENDER, LIEN AND UNTRACED MEMBERS

21.	Notice if call not paid

If a member fails to pay any call or instalment of a call on the day appointed for its

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payment, the Directors may at any time after such date, during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The notice shall name a further day (not earlier than 7 days from the date of service of such notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made will be liable to be forfeited.

22.	Forfeiture for non-compliance

If the requirements of any such notice as referred to are not complied with, any share in respect of which such notice has been given may at any time after service of such notice, before payment of all calls and interest due has been made, be forfeited by a resolution of the Directors to that effect, and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture. The Directors may accept a surrender of any shares liable to be forfeited under this Article.

23.	Disposal of forfeited shares

Subject to the provisions of the Act, a share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder or entitled to such shares, or to any other person, upon such terms and in such manner as the Directors shall think fit. At any time before a sale, re-allotment or disposal, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if they think fit, authorise some person to execute an instrument or transfer of a forfeited or surrendered share to such any other person.

24.	Effect of forfeiture

A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares and shall surrender to the Company for cancellation the certificate for the share forfeited, but shall notwithstanding such forfeiture or surrender remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares, with interest, unless and to the extent that the Directors resolve to waive interest, at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the base rate from time to time of the Bank or at such lower rate as the Directors may agree to accept from the date of forfeiture or surrender until payment, and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.

25.	Lien

Subject to the provisions of Section 670 of the Act the Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable at a fixed time in respect of such share. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable

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on or in respect of such shares together with any interest or expenses which may have accrued. The Directors may resolve that any share shall for some specified period be wholly or in part exempt from the provisions of this Article.

26.	Enforcement of lien by sale

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been served on the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares.

27.	Application of proceeds of sale

The net proceeds of such sale, after payment of the relevant costs, shall be applied in or towards payment or satisfaction of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale, the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with, the directions of the purchaser of such shares. The purchaser shall be registered as the holder of the shares and he shall not be bound to see the application of the purchase money and his title to the shares shall not be affected by any irregularity or invalidity in the proceedings in reference to the sale.

28.	Untraced members

28.1	The Company shall be entitled to sell at the best price reasonably obtainable in such manner and for such price as the Directors think fit any share of a member, or any share to which a person is entitled by transmission on death or bankruptcy, if and provided that:

(a)	during the period of 12 years prior to the date of the publication of the advertisements referred to in sub-paragraph (b) (or, if published on different dates, the earlier or earliest date) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address on the register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person, provided that during such period of 12 years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

(b)	on or after expiry of the said period of 12 years the Company has given notice of its intention to sell such share by advertisements in two newspapers of which one shall be a national newspaper published in the United Kingdom and the other shall be a newspaper circulating in the area of the address on the register

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or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices otherwise notified by a member or transferee to the Company;

(c)	the said advertisements, if not published on the same day, shall have been published within thirty days of each other; and

(d)	during the further period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest date) and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission.

28.2	To give effect to any sale of shares pursuant to this Article, the Directors may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee. An instrument of transfer executed by (or a dematerialised instruction given by) that person shall be as effective as if it had been executed or effected by the holder of, or the person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase monies, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

28.3	If during the period of 12 years referred to in Article 28.1, or during any period ending on the date when all the requirements of sub-paragraphs 28.1(a) to 28.1(d) have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of sub-paragraphs 28.1(a) to 28.1(d) have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

28.4	The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of such sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit. No interest shall be payable to such member or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

29.	Evidence of forfeiture

A statutory declaration in writing that the declarant is a director of the Company or the Secretary and that a share has been duly forfeited, surrendered or sold, whether to satisfy a lien of the Company or otherwise on a date stated in the declaration, shall be conclusive evidence of the facts stated in such declaration as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on its sale, re-allotment or disposal, together with the share certificate delivered to the relevant purchaser or allottee, shall (subject to the execution of an instrument of transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the

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application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

30.	Transfer of title and interest

Title to and interest in shares may be transferred without a written instrument in accordance with statutory regulations from time to time made under the Act.

31.	Transfer of shares

Transfer of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors or as required by any rules from time to time made by the Operator. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the register of members in respect of it.

32.	Right to refuse registration

32.1	The Directors may decline to recognise any instrument of transfer, unless:

(a)	the instrument of transfer duly stamped is deposited at the Office or such other place as the Directors may appoint, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer, provided that, in the case of a transfer by a nominee of a recognised clearing house or of a recognised investment exchange, the lodgement of a share certificate will only be necessary if a certificate has been issued in respect of the share in question;

(b)	the instrument of transfer is in respect of only one class of share;

(c)	the instrument of transfer is in favour of not more than four transferees; and

(d)	the instrument of transfer is in respect of a share in respect of which all sums presently payable to the Company have been paid;

provided that the Directors shall not refuse to register any transfer or renunciation of partly paid shares in breach of the AIM Rules for Companies published by the London Stock Exchange plc from time to time (if applicable).

33.	Notice of refusal

If the Directors refuse to register a transfer of any shares, they shall, within 2 months after the date on which the transfer was lodged with the Company or the Operator as the case may be, send to the transferor and the transferee notice of the refusal.

34.	Closing of register

The registration of transfers of shares or of any class of shares may be suspended at

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such time and for such periods as the Directors may from time to time determine, provided always that the register of members shall not be closed for more than 30 days in any year.

35.	Fees on registration

No fee will be charged by the Company in respect of the registration of any instrument of transfer, probate, letters of administration, certificate of marriage or death, stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the register of members relating to or affecting the title to any shares.

36.	Retention

All instruments of transfer which shall be registered may be retained by the Company, but any instrument of transfer which the Directors refuse to register shall (except in any case of fraud) be returned to the person depositing the same.

37.	Transfer by renunciation

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other persons.

TRANSMISSION OF SHARES

38.	On death

In the case of the death of a member the survivors or survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

39.	Election of person entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence as to his title being produced as may from time to time be required by the Directors and subject as provided in these Articles, elect either to be registered himself as a holder of the share or to have some person nominated by him registered as the transferee.

40.	Transfer notice

If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing a transfer of the share in favour of that person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by such member.

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41.	Rights on transmission

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member shall (upon supplying to the Company such evidence as the Directors may reasonably require as to his title to the share) be entitled to receive and may give a discharge for all benefits arising or accruing on or in respect of the share, but he shall not be entitled in respect of that share to receive notices of or to attend or vote at general meetings of the Company or at any separate meeting of the holders of any class of shares in the Company nor to any of the rights or privileges of a member, until he shall have become a member in respect of the share provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if within 60 days the notice is not complied with such person shall (but only in the case of a share which is fully paid up) be deemed to have elected to be registered as a member in respect of such share and may be registered accordingly.

INCREASE OF CAPITAL

42.	Increase of Capital

The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts and carrying such rights as the resolution may prescribe.

43.	New Shares

All new shares shall (unless the Company shall in general meeting otherwise determine) be subject to the provisions of these Articles with reference to payment of calls, forfeiture, surrender, lien, transfer, transmission and otherwise, and unless otherwise provided by or pursuant to these Articles or by the conditions of issue the new shares shall upon issue be ordinary shares.

ALTERATION OF CAPITAL

44.	Alteration

44.1	The Company may by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; whenever as a result of any consolidation of shares any member would become entitled to a fraction of a share, the Directors may for the purpose of eliminating such fractions sell the shares representing the fractions for the best price reasonably obtainable to any person including, subject to the provisions of the Act, the Company and distribute the proceeds of sale in due proportion among the members who would have been entitled to the fractions of shares, or retain such proceeds for the benefit of the Company and for the purpose of any such sale the Directors may authorise some person to transfer the shares representing the fractions to the purchaser thereof whose name shall then be entered in the register of members as the holder of the shares, and who shall not be bound to see to the application of the purchase money nor

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shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale;

(b)	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of share capital by the amount of the shares so cancelled;

(c)	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject nevertheless to the provisions of the Act) and so that the resolution by which any share is subdivided may determine that, as regards each share so subdivided, one or more of the shares resulting from such subdivision may have any such preferred or other special rights over, or may have such deferred rights, or be subject to any such restrictions as compared with the others, as the Company has power to attach to unissued or new shares.

44.2	The Company may by special resolution reduce its share capital and any capital redemption reserve and any share premium account in any manner subject to the provisions of the Act.

GENERAL MEETINGS

45.	Annual general meetings

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and within six months of the end of any financial period provided that not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject as aforesaid and to the provisions of the Act, the annual general meeting shall be held at such time and place as the Directors may determine.

46.	General meetings

The Directors may whenever they think fit, and shall on requisition in accordance with the Act, proceed to convene a general meeting.

47.	Notice of general meetings

47.1	Subject to the provisions of the Act, an annual general meeting shall be called by 21 days’ notice at the least, and all other general meetings shall be called by 14 days’ notice at the least (exclusive in each case of the day on which the notice is served or deemed to be served and of the day for which the notice is given).

47.2	Every notice shall be in writing and shall specify the place, the day and the time of meeting, the general nature of such business, and in the case of an annual general meeting shall specify the meeting as such. Notice in writing includes notices given by electronic communication to an address notified for that purpose to the Company and/or making such notices available on the Company’s website subject to notifying the address of such website to members who have agreed that notices of meetings may be accessed by them on a website and then in accordance with the manner agreed by such members and the Company as to such notification.

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47.3	Notices shall be given in accordance with these Articles to all the members, other than those who under the provisions of these Articles or the conditions of issue of the shares held by them are not entitled to receive the notice, to the Directors (including the alternate directors) and to the auditors for the time being and (where required by the Act) former auditors of the Company.

48.	Statement

In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a member.

49.	Omission of notice

The accidental omission to give notice of a meeting to (or to send a form of proxy with such notice where required), or the non-receipt of notice or form of proxy by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

50.	Business of meetings

All business shall be deemed special that is transacted at a general meeting, and also all business that is transacted at an annual general meeting, with the exception of the declaration of dividends, the consideration of accounts and of the reports of the directors and of the auditors and other documents annexed to the accounts, the appointment or reappointment of directors in the place of those retiring by rotation or otherwise, the reappointment of the auditors (save where special notice of such reappointment is required by the Act) and the fixing of the remuneration of the auditors or of the manner in which such remuneration is to be fixed and the giving, varying, revoking or renewing of any authority or person for the purposes of sections 549, 551 and 559 of the Act.

51.	Notice of resolution

Where, by any provision contained in the Act, special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than 28 days (or such shorter period as the Act permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.

52.	Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Save as otherwise provided in these Articles, two members present in person or by proxy and entitled to vote at the meeting shall be a quorum for all purposes.

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53.	Quorum not present

If within 30 minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, and at such time and place, as the Directors may determine, and if at such adjourned meeting a quorum is not present within 30 minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

54.	Chairman

The chairman (if any) of the board of directors, or in his absence the deputy chairman (to be chosen, if there be more than one, by agreement amongst them or, failing agreement, by lot) or in the absence of any deputy chairman the vice-chairman (to be chosen, if there be more than one, by agreement amongst them or, failing agreement, by lot) shall preside as chairman at every general meeting of the Company, but if at any meeting neither such chairman nor such deputy chairman nor such vice-chairman be present within five minutes after the time appointed for holding the meeting, or if none of them be willing to act as chairman, the Directors present shall choose some Director present to be chairman, or if no Director be present, or if all the Directors present decline to take the chair, the members present shall choose some other member present to be chairman.

55.	Power to adjourn

The chairman of any meeting at which a quorum is present may, with the consent of such meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. However, without prejudice to any other power which the chairman may have under these Articles or at common law, he may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the comfort, safety and security of those attending and the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as set out in this Article it shall not be necessary to give any notice of an adjournment.

56.	Directors may attend and speak

A Director and an alternate director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class or group of shares of the Company.

57.	Amendment

If an amendment shall be proposed to any resolution under consideration but shall in

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good faith be ruled out of order by the chairman of the meeting the proceedings on any substantive resolution shall not be invalidated by any error in such ruling.

VOTES OF MEMBERS

58.	Votes

Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles, on a show of hands every member who (being an individual) is present in person or by proxy not being himself a member or (being a corporation) is present by a representative or by proxy not being himself a member shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

59.	Joint holders

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of members in respect of the share.

60.	Vote by proxy

A member suffering from mental disorder in respect of whom an order has been made or a direction or authority given by a court of competent jurisdiction may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by such court and such receiver, curator bonis or other person may on a poll vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the place at which proxies for the meeting in question are to be deposited under Article 74 not less than 48 hours before the time for holding the meeting or adjourned meeting at which such person claims to vote and in default the right to vote shall not be exercisable.

61.	Restriction on voting rights

No member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company either personally or by proxy, or to exercise any privilege as a member, unless all calls or, other sums presently payable by him in respect of shares in the Company have been paid.

62.	Objection to error in voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

63.	Votes on a poll

On a poll, votes may be given either personally or by proxy. On a poll, a member

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entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

POLLS

64.	Method of voting

64.1	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless before or upon the declaration of the result of the show of hands a poll is demanded:

(a)	by the chairman of the meeting;

(b)	by not less than 5 members having the right to vote at the meeting;

(c)	by a member or members representing not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

64.2	Unless a poll be so demanded a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of general meetings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

65.	Proxy

The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll, and for the purposes of the last preceding Article a demand by a person as proxy for a member shall be the same as a demand by the member.

66.	Error

If any votes shall be counted which ought not to have been counted, or might have been rejected, or if any votes shall not be counted which ought to have been counted, or might have been allowed, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting, or at any adjournment thereof, and not in that case unless it shall in the opinion of the chairman of the meeting be of sufficient magnitude to vitiate the result of the voting.

67.	Procedure on a poll

If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct (including the use of ballot or voting papers or forms), and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may, in the event of a poll, appoint scrutineers

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(who need not be members) and may fix some place and time for the purpose of declaring the result of the poll.

68.	Poll to be taken forthwith

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman of the meeting shall direct not being more than 30 days from the date of the meeting or the adjourned meeting at which the poll was demanded. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven days’ notice shall be given specifying the time and place at which the poll is to be taken.

69.	Casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

70.	Demand for poll

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

71.	Withdrawal

A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn with the consent of the chairman, the meeting shall continue as if the demand had not been made.

PROXY

72.	Form of Proxy

Any person (whether a member or not) may be appointed to act as a proxy. A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which instrument was last validly delivered, none of them shall be treated as valid in respect of that share.

73.	Appointment of proxy

The appointment of a proxy shall be in writing in the usual common form, or such other form as may be approved by the Directors, and shall be signed by the appointor or by his attorney duly authorised in writing, or if the appointor is a corporation, shall be

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either under its common seal or under the hand of a duly authorised officer or attorney of the corporation. The Directors may, but shall not be bound to, require evidence of authority of such officer or attorney. An instrument of proxy need not be witnessed.

74.	Deposit of proxy

74.1	The appointment of a proxy together with (unless the Directors waive such requirement) the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, shall:

(a)	in the case of an instrument in writing be deposited at the Office, or at such other place in the United Kingdom as is specified for that purpose in the notice calling the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than 48 hours (excluding weekends and bank holidays) before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications, in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, or in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, to be received at such address not less than 48 hours (excluding weekends and bank holidays) before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote, and in default, the appointment shall not be treated as valid. An appointment of proxy to vote at any meeting and deposited, delivered or received as set out in this Article shall be valid to empower the proxy so appointed to vote on any poll taken or demanded at such meeting or at any adjournment of such meeting.

74.2	No appointment of a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution, except on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date. In this Article and the next, “address” in relation to electronic communications, includes any number or address used for the purposes of such communications.

75.	Validity

A vote given in accordance with the terms of an instrument of proxy or by the duly authorised representative of a corporate member or poll demanded by proxy or by the duly authorised representative of a corporate member shall be valid notwithstanding (in the case of a proxy) the previous death or mental disorder of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or (in the case of a duly authorised representative of a corporate member) the revocation of his appointment, provided that no intimation in writing of such death, mental disorder or revocation shall have been received by the Company at the Office or (in the case of an instrument of proxy) such other place or address at which it was required to be deposited or received under Article 74 at least 48 hours (excluding

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weekends and bank holidays) before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

76.	Supply of proxy cards

The Directors may at the expense of the Company send, by post or otherwise, to the members instruments of proxy (with or without provision for their return prepaid) for use at any general meeting or at any meeting of any class of members of the Company either in blank or nominating in the alternative any one or more of the Directors or the chairman of the meeting or any other person or persons. If for the purpose of any meeting invitations to appoint as proxy a person, or one of a number of persons, specified in the invitations are issued at the Company’s expense they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at such meeting by proxy.

77.	Corporate representative

Any corporation which is a member of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of members of the Company, and on presentation of a certified copy of such resolution the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and such corporation shall, for the purpose of these Articles, be deemed to be present in person at such meeting if a person so authorised is present at it.

DISCLOSURE OF INTERESTS

78.	Section 793

Section 793 of the Act (“Section 793”) shall be deemed to be incorporated into these Articles and accordingly to apply as between the Company and each member. If a notice is given under Section 793 (“a Section 793 notice”) to a person who appears to be interested in any shares a copy shall at the same time be given to the holder of those shares but the accidental omission to do so or the non-receipt by the member shall not prejudice the operation or the following provisions of Articles 79 to 83. The following provisions of Articles 79 to 83 shall be without prejudice to the provisions of Sections 793 and 796 of the Act, and in particular, the Company shall be entitled to apply to the court under Section 794 of the Act whether or not these provisions apply or have been applied.

79.	Default

79.1	If a member or any person appearing to be interested in any shares held by a member has been duly served with a Section 793 notice and is in default for the relevant period (as defined in Article 82) from such service in supplying to the Company the information thereby required, the following provisions shall apply:

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(a)	if a member has a holding of less than 0.25% of any class of shares, then, subject to Article 80 and unless the Directors otherwise determine, a member shall not be entitled in respect of those shares held by him (whether or not referred to in the Section 793 Notice) to vote at a general meeting either personally or by proxy, or to exercise any other right conferred by membership in relation to meetings of the Company; or

(b)	if a member has a holding of at least 0.25% of any class of shares, then, subject to Article 80 and unless the Directors otherwise determine, the member shall not be entitled in respect of the shares held by him (whether or not referred to in the Section 793 notice):

(i)	to vote at a general meeting either personally or by proxy, or to exercise any other right conferred by membership in relation to meetings of the Company; or

(ii)	to receive any dividend payable in respect of such shares; or

(iii)	to transfer or agree to transfer any of such shares, or any rights therein.

79.2	The restrictions imposed by Article 79.1 in relation to any shares shall continue until a relevant event occurs in relation to those shares and shall lapse when it does so. For this purpose, a “relevant event” is either of the following:

(a)	the default is remedied; and

(b)	the shares are registered in the name of the purchaser or offeror (or that of his nominee) pursuant to an arm’s length transfer (as defined in Article 81).

79.3	Any dividends withheld pursuant to Article 79 shall be paid to the member as soon as practicable after the restrictions contained in Article 79.1(b) lapse.

80.	Restrictions

The restrictions in Article 79 shall be without prejudice to the right of either the member holding the shares concerned or, if different, the beneficial owner of those shares to effect or agree to sell under an arm’s length transfer of those shares.

81.	Arms length transfer

81.1	For the purposes of Articles 78 to 83, an “arm’s length” transfer in relation to any shares is a transfer pursuant to:

(a)	a sale of those shares on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or on any stock exchange outside the United Kingdom on which the shares are normally traded; or

(b)	a sale to an offeror following acceptance of an offer made to all the holders (or all the holders other than the person making the offer and his nominees) of shares of the same class as those shares to acquire all the shares of that class or a specified proportion of them.

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82.	Relevant period

For the purposes of Articles 78 to 83, the “relevant period” shall, in a case falling within Article 79.1(a), be 28 days and, in a case falling within Article 79.1(b), be 14 days.

83.	Interest in shares

83.1	For the purposes of Articles 78 to 83, the Company shall be entitled to treat any person as appearing to be interested in any shares if:

(a)	the member holding such shares or any person who is or may be interested in such shares either fails to respond to a section 793 notice or has given to the Company a notification pursuant to a Section 793 notice which in the opinion of the Directors fails to establish the identities of those interested in the shares and if (after taking into account the said notification and any other relevant notification pursuant to a Section 793 notice) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; or

(b)	that person (not being the member) is interested in those shares for the purposes of Section 793.

APPOINTMENT OF DIRECTORS

84.	Power of Company to appoint Directors

Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, but the total number of Directors shall not exceed the maximum number fixed in accordance with these Articles (if any).

85.	Power of Board to appoint Directors

85.1	Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles, the Directors shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Directors but so that the total number of Directors shall not exceed at any time the maximum number (if any) fixed by or in accordance with these Articles.

85.2	Any Director so appointed shall retire at the conclusion of the annual general meeting of the Company next following such appointment and shall be eligible for reappointment at that meeting. If not reappointed at such annual general meeting, such Director shall vacate office at the conclusion of such annual general meeting.

86.	Number of Directors

Subject as provided in these Articles, the Directors shall be not less than two in number and no more than seven in number but the Company may by special resolution from time to time vary the minimum and maximum number of directors.

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87.	Additional remuneration

87.1	Any Director who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such remuneration by way of salary, lump sum, percentage of profits or otherwise as the Directors may determine.

87.2	The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with the business of the Company, or in attending and returning from meetings of the Directors or of committees of the Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

ALTERNATE DIRECTORS

88.	Appointment

Each Director (other than an alternate director) may at any time appoint another Director or (subject to the approval of a majority of the Directors for the time being) any other person to be an alternate director of the Company, and may at any time remove any alternate director so appointed by him from office and, subject to such requisite approval, appoint another person in his place. An alternate director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of all meetings of the Directors and of all meetings of committees of the Directors of which his appointor is a member and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in the absence of such appointor. An alternate director shall ipso facto cease to be an alternate director if his appointor ceases for any reason to be a Director; provided that if any Director retires, whether by rotation or otherwise, but is re-appointed or is deemed to have been re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his reappointment as if he had not so retired. All appointments and removals of alternate directors shall be effected by instrument in writing signed by the appointor Director and authenticated in such manner as the other Directors may accept. The appointor Director shall deposit the original signed instrument at the office as soon as reasonably practicable, but failure or delay in doing so shall not prejudice the validity of the appointment.

89.	Remuneration

Save as otherwise provided in these Articles, an alternate director shall be deemed for all purposes to be a Director of the Company and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of or for the Director appointing him. An alternate director shall not be entitled to receive any remuneration from the Company for his services as an alternate director but his remuneration shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such part (if any) of the latter’s remuneration as

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shall be agreed between them.

INTERESTS OF DIRECTORS

90.	Other office of Director

A Director, including an alternate director, may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director on such terms as to tenure of office, remuneration and otherwise as the Directors may determine. Any Director may act by himself or his firm in a professional capacity (other than that of auditor) for the Company and he or his firm shall be entitled to remuneration for such professional services.

91.	Disqualification

91.1	No Director or proposed Director, including an alternate director, shall be disqualified by his office from contracting with the Company either with regard to his tenure of any other office or place of profit, or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way, whether directly or indirectly, interested, be liable to be avoided, nor shall any Director so contracting or being so interested, be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such Director holding that office or of the fiduciary relationship thereby established.

91.2	Any Director, including an alternate director, may continue to be or become a director or other officer or member of or otherwise interested in any other company promoted by the Company or any subsidiary of the Company or in which the Company or any subsidiary of the Company may be interested, as a member or otherwise, or in which the Company or any subsidiary of the Company thereof has decided not to take any shareholding or other interest whatsoever, and no such Director shall be accountable for any remuneration or other benefits whatsoever received by him or as a director or other officer or member of or from his interest in any such other company. The Directors may exercise the voting power conferred by the shares of any other company held or owned by the Company, or exercisable by them as directors of such other company, in such manner in all respects as they think fit but subject to the restrictions contained in these Articles.

92.	Declaration of interest

A Director who is in any way, whether directly or indirectly, interested or deemed by the Act to be interested in a contract, transaction or arrangement or a proposed contract, transaction or arrangement with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Section 177 of the Act.

93.	Material interest

Save as provided in these Articles, a Director (including an alternate director) shall not vote in respect of any contract or arrangement or any other proposal in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities or rights of the Company. However a Director shall be entitled to vote

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in respect of any contract or arrangement or any other proposal in which he has any interest which is not material. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

94.	Voting

94.1	A Director (including an alternate director) shall (in the absence of some material interest other than as indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(a)	the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

(b)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part by the giving of security or under a guarantee of indemnity;

(c)	any proposal concerning an offer for subscription or purchase of shares or debentures or other securities or rights of or by the Company or any of its subsidiaries or of any company which the Company may promote or in which it may be interested in which offer he is or is to be interested directly or as a participant in the underwriting or associated sub-underwriting;

(d)	any proposal concerning any other company in which he is interested directly or indirectly and whether in any one or more of the capacities of officer, creditor, employee or holder of shares, debentures, securities or rights of that other company, but where he is not the holder (otherwise than as a nominee for the Company or any of its subsidiaries) of or beneficially interested in one per cent or more of the issued shares of any class of such company or of any third company through which his interest is derived or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(e)	any proposal concerning the adoption, modification or operation of a superannuation fund, retirement benefits scheme, share option scheme or share incentive scheme under which he may benefit; or

(f)	any proposal concerning the purchase and/or maintenance of any insurance policy under which he may benefit.

95.	Two Directors

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employment with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not otherwise debarred from voting by the terms of these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

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96.	Directors interests

If any question shall arise at any meeting as to the materiality of the entitlement of any Director to vote and such question is not resolved by his involuntary agreeing to abstain from voting, such question shall (subject to the Act) be referred to the chairman of the meeting (or, where such question shall arise concerning such chairman, to such other Director present at the meeting as the Directors present, other than such chairman, shall by majority vote appoint) and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

97.	Interest of connected person

For the purposes of these Articles, the interest of any person who is connected with a Director (within the meaning of Section 252 of the Act) shall be taken to be the interest of that Director.

98.	Suspension of provisions

The Company may by ordinary resolution suspend or relax the provisions of Articles 93 to 97 to any extent either generally or in respect of any particular matter, or ratify any transaction not duly authorised by reason of a contravention of those Articles.

99.	Directors’ conflict of interest

99.1	The Board may, in accordance with the requirements set out in this Article, authorise any matter or situation proposed to them by any Director which would, if not authorised, involve a Director (an “Interested Director”) breaching his duty under the Act to avoid conflicts of interest (“Conflict”).

99.2	A Director seeking authorisation in respect of a Conflict shall declare to the Board the nature and extent of his interest in a Conflict as soon as is reasonably practicable. The Director shall provide the Board with such details of the matter as are reasonably necessary for the Board to decide how to address the Conflict together with such additional information as may be reasonably requested by the Board and provided that such additional information is requested no less than five business days before the consideration of the relevant matter at a meeting of the Board.

99.3	Any authorisation under this Article will be effective only if:

(a)	any requirement as to the quorum for consideration of the relevant matter is met without counting the Interested Director and any other Interested Director; and

(b)	the matter is agreed to without the Interested Director voting or would be agreed to if the Interested Director’s and any other Interested Director’s vote is not counted.

99.4	Any authorisation of Conflict under this Article will be effective if given at the same meeting of the Board as that at which the relevant matter is considered or any other meeting of the Board.

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99.5	Any authorisation of a Conflict under this Article must be recorded in writing (but the authority shall be effective whether or not the terms are so recorded) and may (whether at the time of giving the authorisation or subsequently):

(a)	extend to any actual or potential Conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;

(b)	provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the Directors or otherwise) related to the Conflict;

(c)	impose upon the Interested Director such other reasonable terms for the purposes of dealing with the Conflict as the Directors think fit;

(d)	permit the Interested Director to absent himself from the discussion of matters relating to the Conflict at any meeting of the Directors and be excused from reviewing papers prepared by, or for, the Directors to the extent they relate to such matters.

99.6	Where a Director obtains, or has obtained whether through his involvement in a Conflict, through his position as a Director or howsoever otherwise, information that is confidential to a third party, he may, at his sole discretion, decide whether or not to disclose that information to the Company, or to use it in relation to the Company’s affairs and shall not be under any obligation to disclose such information to the Company.

99.7	Where the Directors authorise a Conflict, the Interested Director will be obliged to conduct himself in accordance with any reasonable terms and conditions imposed by the Directors in relation to the Conflict.

99.8	Subject to Article 99.3, where the Directors authorise a Conflict, the Interested Director shall be entitled to vote at any meeting of the Board at which the relevant matter related to the Conflict is considered and/or approved.

99.9	The Directors may revoke or vary such authorisation by written notice to the Interested Director, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

99.10	A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a director), to account to the Company for any remuneration, profit or other benefit which he derives from or in connection with a relationship involving a Conflict which has been authorised by the directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

100.	Benefits

The Directors may establish, maintain, participate in or contribute to or procure the establishment and maintenance of, participation in or contribution to any pension, annuities, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of, and give or procure the giving of

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donations, gratuities, pensions, allowances, benefits and emoluments to, any persons who are or were at any time in the employment or service of the Company, or any of its predecessors in business, or of any company which is a subsidiary of the Company or is allied to or associated with the Company, or with any such subsidiary, or who may be or have been Directors or officers of the Company, or of any such other company, and the spouses, widows/widowers, families and dependants of any such persons, and also establish, subsidise and subscribe to any institutions, associations, societies, clubs, trusts or firms calculated to be for the benefit of or to advance the interests and well-being of the Company or of such other company, or of any such persons, and make payments for or award the insurance of any such persons as aforesaid, and (subject to the provisions of the Act) establish and contribute to any scheme for the acquisition of shares in the Company or its holding company (whether or not an employee share scheme within the meaning of the Act) and (subject as set out in this Article) lend money to the Company’s employees to enable them to acquire such shares, and subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object, and do any of such matters either alone or in conjunction with others. Subject always, if the Act shall so require, to particulars with respect to the proposed payment being disclosed to the members of the Company and to the proposal being approved by the Company by an ordinary resolution, any Director shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance, benefit or emolument.

101.	Exercise of power

The Company shall exercise the power conferred upon it by Section 247 of the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any subsidiary only with the prior sanction of a special resolution. However the Directors are entitled to exercise the power contained in Section 247 of the Act by means of a resolution of the Directors but this shall be limited to a maximum payment to any individual employee of fifty per cent of the employee’s gross annual salary.

GENERAL POWERS OF DIRECTORS

102.	Management

The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any provisions of these Articles, to the provisions of the Act and to such regulations (being not inconsistent with the aforesaid regulations or provisions) as may be prescribed by the Company by special resolution but no regulation made by the Company by special resolution shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given to the Directors by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

103.	Delegation of Authority

The Directors may establish any local boards or agencies for managing any of the

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affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors (other than the power of making calls), with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies in such local board, and to act notwithstanding filling vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected by it.

104.	Power of Attorney

The Directors may, by power of attorney, appoint any person or persons to be the agent of the Company and may delegate to any such person or persons any of the powers, authorities and discretions of the Directors (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and subject to such conditions as the Directors think fit. The Directors may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Directors in that respect and may from time to time revoke, withdraw, alter or vary any of such powers.

105.	Overseas registers

Subject to the provisions of the Statutes, the Directors may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register and may make and vary such regulations as they think fit as regards the keeping of any such register.

106.	Uncalled capital

If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Directors may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, and to sue in the name of the Company or otherwise for the recovery of monies becoming due in respect of calls so made and to give valid receipts for such monies, and the power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

DIRECTORS HOLDING EXECUTIVE OFFICE

107.	Office

The Directors may from time to time appoint any one or more of their body to be holder of any executive office for such period and on such terms and with or without such title or titles (including but not limited to chairman, deputy chairman, vice chairman, managing director, chief executive and joint, deputy or assistant managing director or chief executive) as they think fit. A Director holding any such office (whether appointed by the Directors or otherwise) shall, whilst holding such office, be subject to retirement

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by rotation, and shall (subject to the terms of any contract between him and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he shall vacate the office of director or (subject as aforesaid) if the Directors resolve that his term of office as holder of such executive office as aforesaid be determined, his appointment as such shall ipso facto determine.

108.	Remuneration

A Director appointed to any executive office as referred to in Article 107 shall receive such remuneration (whether specifically by way of salary, bonus, commission, participation in profits, provision for retirement or insurance benefit, or partly in one way and partly in another, or otherwise) as may be determined by the Board who may delegate their authority.

109.	Powers

109.1	The Directors may from time to time:

(a)	delegate or entrust to and confer on any Director holding executive office (including a chief executive or managing director) such of the powers, authorities and discretions of the Directors (with power to sub-delegate) for such time, on such terms and subject to such conditions as the Directors think fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.

RETIREMENT OF DIRECTORS

110.	Retirement

Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a director on account of such person having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not apply to the Company.

111.	Vacation of office

111.1	The office of a Director shall be vacated in any of the following events, namely:

(a)	if (but in the case of a Director holding any executive office subject to the terms of any contract between him and the Company) he resigns his office by instrument in writing signed by the resigning Director and authenticated in such manner as the other Directors or Director may accept (provided that the resigning Director shall deposit the original signed instrument at the office as soon as reasonably practicable but failure or delay in his doing so shall not prejudice the validity of the resignation);

(b)	if he becomes bankrupt or has a receiving order made against him or makes any arrangement or composition with his creditors generally;

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(c)	if, in the opinion of the majority of Directors other than the Director vacating office and in the written opinion of a suitably qualified medical expert, he becomes of unsound mind;

(d)	if he is absent from meetings of the Directors for six successive months without leave, and his alternate director (if any) shall not during such period have attended in his stead, and the Directors resolve that his office be vacated;

(e)	if he ceases to be a Director by virtue of any provision of the Statutes or becomes prohibited by law from being a director;

(f)	he is removed from office by notice in writing signed by all of the other Directors (without prejudice to any claim for damages which he may have for breach of any contract between him and the Company) and, for this purpose, a set of like notices each signed by, one or more of the Directors shall be as effective as a single notice signed by the requisite number of Directors;

(g)	he ceases to hold the number of shares required to qualify him for office (if any) or does not acquire the same within two months after election or appointment; or

(h)	he is removed as a Director by ordinary resolution of the members provided that such removal shall be without prejudice to any claim he may have for breach of contract between him and the Company.

112.	Resolution as to a vacancy conclusive

A resolution of the Directors declaring a Director to have vacated office under the terms of Article 111 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

ROTATION OF DIRECTORS

113.	Retirement by rotation

At each annual general meeting of the Company that occurs after 25 September 2021, one-third of the Directors (or, if they are not a multiple of three, the number nearest to but not greater than one third subject to a minimum of one) shall retire from office by rotation provided always that any Director retiring pursuant to Article 111 shall not be taken into account in determining the Directors who are to retire by rotation at that meeting. A Director retiring by rotation shall be eligible for re-election.

114.	Retirement in every year

Subject to the provisions of the Act and of these Articles, the Directors to retire in every year shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those who have been longest in office since their last appointment or reappointment. Subject as aforesaid, a retiring Director shall be eligible for reappointment.

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115.	Vacated office

The Company at the meeting at which a Director retires in accordance with these Articles may fill the vacated office by appointing a person to fill such vacancy, and in default the retiring Director, if willing to act, shall be deemed to have been re-appointed, unless at such meeting it is expressly resolved not to fill the vacancy, or a resolution for the reappointment of such Director shall have been put to the meeting and lost.

116.	Appointment

No person other than a Director retiring at the meeting shall, unless recommended by the Directors for appointment, be eligible for appointment to the office of director at any general meeting unless, not less than seven nor more than 28 days before the day appointed for the meeting, there shall have been given to the Company notice in writing by some member duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, and also notice in writing signed by the person to be proposed of his willingness to be appointed.

117.	Motion

At a general meeting a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it shall be so made has been first agreed to by the meeting without any vote being given against it, and for the purposes of this Article a motion for approving a person’s appointment or for nominating a person for appointment shall be treated as a motion for his appointment.

PROCEEDINGS OF DIRECTORS

118.	Meetings

118.1	Subject to the provisions of these Articles, the Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A Director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Notices in respect of such meetings may be sent by facsimile or by electronic communication sent to an address notified to the Company for that purpose or by word of mouth including to any Director for the time being absent from the United Kingdom to such address (whether inside or outside the United Kingdom) notified by him to the Directors for this purpose. A Director may waive the requirement that notices of meetings of the Directors must be given to him either prospectively or retrospectively.

118.2	A meeting of the Directors may be validly held notwithstanding that all of the Directors are not present at the same place provided that:

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(a)	the Directors at the time of the meeting are in direct communication with each other whether by way of telephone, audio link or other form of telecommunications (and such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is); and

(b)	all of the Directors entitled to notice of a meeting of the Directors agree to the holding of the meeting in the manner described in this Article.

119.	Authorisation to vote

A Director who is unable to attend any meeting of the Directors and has not appointed an alternate director may authorise any other Director to vote for him at the meeting, and in that event the Director so authorised shall have a vote for each Director by whom he is so authorised in addition to his own vote. Any such authority must be by instrument signed by the authorising Director and authenticated in such manner as the other Directors may accept. The authorising Director shall deposit the original signed instrument at the office as soon as reasonably practicable but failure or delay in his doing so shall not prejudice the validity of the authorisation.

120.	Quorum

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless otherwise determined shall be two. For the purposes of this Article a person who holds office only as an alternate director shall, if his appointor is not present, be counted in a quorum, but so that not less than two individuals shall constitute the quorum. Any Director or alternate director who attends a meeting of Directors by telephone or other conference facility shall be deemed to be personally present at such meeting for all purposes of these Articles and shall be counted in the quorum accordingly. A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

121.	Minimum number of directors

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their body, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, or below the number fixed by or pursuant to these Articles as the quorum of Directors, the continuing Directors or Director may act for the purpose of filling vacancies in their body or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

122.	Chairman

The Directors may, from their number, from time to time elect and remove a chairman and, if thought fit, one or more deputy chairmen or vice-chairmen and determine the period for which they are to hold office. The chairman, or in his absence the deputy chairman (to be chosen, if there be more than one, by agreement amongst themselves or, failing agreement, by lot), or in the absence of any deputy chairman the vice

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chairman (to be chosen, if there be more than one, by agreement amongst themselves or, failing agreement, by lot), shall preside at all meetings of the Directors, but if no such chairman, deputy chairman or vice chairman be elected, or if at any meeting neither the chairman nor deputy chairman or vice chairman be willing to preside or none of them be present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

123.	Resolutions

A resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting of Directors or of a committee of Directors, shall be as effective as a resolution passed at a meeting of the Directors or (as the case may be) a committee of Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors and so that any such resolution or document signed by an alternate director shall be deemed to have been signed by the Director who appointed such alternate director and, if it is signed by a Director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

124.	Committees

The Directors may delegate any of their powers to committees consisting of or including at least one member of their body as they think fit, provided that at least a majority of the members of any such committee shall be Directors of the Company and no resolution of a committee may be effective unless a majority of those present either in person or by proxy when the resolution was passed are Directors or alternate directors. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations imposed by the Directors under this Article.

125.	Validity

All acts done by any meeting of Directors, or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director, or person acting as a Director, or that they or any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a Director and had been entitled to vote.

BORROWING POWERS

126.	Powers

The Directors may exercise all the powers of the Company to borrow money, to guarantee and to mortgage or charge its undertaking, property, assets and uncalled capital, and (subject to the Act) to issue debentures and other securities, whether

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outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

OTHER DIRECTORS

127.	Appointment

Subject to the provisions of the Act the Directors may from time to time, and at any time pursuant to this Article appoint any other persons to any post with such descriptive title including that of director (whether as executive, group, divisional, departmental, deputy, assistance, local, advisory director or otherwise) as the Directors may determine and may define, limit, vary and restrict the powers, authorities and discretions of persons so appointed and may fix and determine their remuneration and duties and, subject to any contract between him and the Company, may remove from such post any person so appointed. A person so appointed shall not be a Director of the Company for any of the purposes of these Articles or of the Act and accordingly shall not be a member of the board of Directors or any committee of the Directors, nor shall he be entitled to be present at any meeting of the directors or of any such committee, except at the request of the Directors or of such committee, and if present at such request he shall not be entitled to vote at such meeting.

MINUTES AND BOOKS

128.	Minutes

128.1	The Directors shall cause minutes to be made:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of Directors and of any committee of Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of committees of Directors.

128.2	Any such minutes if purporting to be signed by the chairman of the meeting at which the proceedings took place, or by the chairman of the next following meeting, shall be evidence of the proceedings.

129.	Records

Subject as required by law, any register, index, minute book or accounting records required by these Articles or by law to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against, and for facilitating the discovery of, falsification.

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SECRETARY

130.	Appointment

Subject to the Act the Secretary shall be appointed by the Directors on such terms and for such period as they may think fit and the Directors may also appoint one or more assistant or deputy secretaries. Any Secretary or assistant or deputy secretary so appointed may at any time be removed from office by the Directors without prejudice to any claim for damages for breach of any contract of service between him and the Company.

131.	Office

Anything by the Act required or authorised to be done by or to the Secretary may, if the office is vacant or such Secretary is absent or there is for any other reason no such Secretary capable of acting, be done by or to any assistant or deputy secretary or, if there is no assistant or deputy secretary, or if such assistant or deputy secretary is absent or for any other reason not capable of acting by or to any officer of the Company authorised generally or specially in that behalf by the Directors provided that any provision of the Act or of these Articles required or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

132.	Safe custody

The Directors shall provide for the safe custody of the Seal and the Securities Seal and neither shall be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.

133.	Application

The Directors may from time to time make such regulations as they see fit (subject to the provisions of these Articles in relation to share certificates and debenture certificates) determining the persons and the number of such persons who shall sign every instrument to which the Seal or the Securities Seal is affixed, and until otherwise so determined (and subject to the provisions of this Article) every such instrument shall be signed by one Director and shall be countersigned by the Secretary or by a second Director.

134.	Seal for use abroad

The Company may have an official seal for use abroad under the provisions of the Act where and as the Directors shall determine, and the Company may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such official seal, and may impose such restrictions on its use as shall be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

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135.	Issue

135.1	Every certificate or share warrant shall be issued either:

(a)	by affixing the Securities Seal to it, by mechanical, electronic or other means;

(b)	by printing a representation of the Securities Seal on it, by mechanical, electronic or other means, including laser printing; or

(c)	in such other manner as the Board, having regard to the Statutes and any regulations which may apply to the Company from time to time.

136.	Seal

The Company need not have a company seal and pursuant to the Act may execute and deliver any document as a deed under the signature of any two Directors or of one Director and the Secretary or any Director in the presence of a witness who attests his signature. A certificate in respect of any shares or other securities in the Company shall be validly issued if it is executed as a deed in accordance with this Article.

AUTHENTICATION OF DOCUMENTS

137.	Authentication

Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee of the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies of such documents or extracts from them as true copies or extracts. A document purporting to be a copy of a resolution, or a copy of or an extract from the minutes of a meeting of the Company or of the Directors or any committee of the Directors, which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that such copy or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

138.	Declaration of dividends

The profits of the Company available for distribution and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. The Company in general meeting may declare dividends accordingly.

139.	Dividends payable

No dividends shall be payable otherwise than in accordance with the Act and out of the profits of the Company available for that purpose and no dividend shall exceed the amount recommended by the Directors.

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140.	Payment of dividends

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid-up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. All dividends shall be apportioned and paid pro rata according to the amount paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, except that if any share is issued on terms providing that it shall carry any particular rights as to dividend, such share shall rank for dividend accordingly.

141.	Interim dividends

The Directors may if they think fit from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company and are permitted by the Act. If at any time the share capital of the Company is divided into different classes, the Directors may (subject to the provisions of the Act) pay such interim dividends in respect of those shares in the capital of the Company which confer on their holders deferred or non preferred rights as well as in respect of those shares which confer on their holders preferential rights with regard to divided but no interim dividend shall be paid on shares carrying deferred or non preferred rights if, at any time of payment, any preferential dividend is in arrears. The Directors may also pay half yearly, or at other suitable intervals to be settled by them, any dividend which may be payable at a fixed rate if they are of the opinion that the profits justify the payment and if and to the extent that such payment is permitted by the Act. Provided the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of any interim dividend on any shares having deferred or non preferred rights.

142.	Profits and losses

Subject to the provisions of the Act or as otherwise required by law, where any asset, business or property is bought by the Company as from a past date, whether such date be before or after the incorporation of the Company, the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to a revenue account and treated for all purposes as profits or losses of the Company. Subject to that, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue and it shall not be obligatory to capitalise the same or any part of the same.

143.	Calls or debts deducted from dividends

The Directors may deduct from any dividend or other monies payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

144.	Retention of dividends

The Directors may retain the dividends payable upon shares in respect of which any person is, under the provisions as to the transmission of shares contained in these Articles, entitled to become a member, or which any person is under those provisions

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entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

145.	Unclaimed dividends

All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and the payment of any such dividend into a separate account or the investment of such dividend shall not constitute the Company a trustee in respect of such dividend. No dividend or other monies payable in respect of a share shall bear interest as against the Company unless otherwise provided by the rights attached to the share. Any dividend which has remained unclaimed for a period of 12 years from the date of its declaration shall at the expiration of that period be forfeited and cease to remain owing by the Company and shall then belong to the Company absolutely.

146.	Payment of dividends

146.1	Any dividend or other monies payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled to it and in the case of joint holders to the first named of such joint holders, or to such person and such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such other person as the holder or joint holders may in writing direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented by such cheque or warrant.

146.2	The Company may cease to send any cheque or warrant through the post for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed but, subject to the provisions of these Articles, shall recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

147.	Receipts for dividends

If several persons are registered as joint holder of any share, any one of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

148.	Scrip dividends

148.1	The Directors may subject as provided in these Articles declare that each Ordinary Shareholder may elect to forego his right to participate in such dividend (or such part of it as the Directors may determine) and to receive instead an allotment of Ordinary Shares to the extent and within the limits and on the terms and conditions set out below. The Directors shall announce any such decision in conjunction with any announcement of the relevant dividend and shall send to the relevant Ordinary Shareholders notices of election as soon as practicable.

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148.2	If the Directors make a declaration pursuant to Article 148.1 each holder of Ordinary Shares may (by notice in writing to the Company given in such form and within such period as the Directors may from time to time determine) elect to forego the dividend which otherwise would have been paid on all or so many of his Ordinary Shares as he shall specify in notice of election and to receive in lieu such number of Ordinary Shares to be allotted to him credited as fully paid as is equal to the number resulting from resolving the following fraction (but ignoring any fraction of an additional Ordinary Share):

A x B

C

where:

(a)	A equals the number of Ordinary Shares in respect of which such election has been made;

(b)	B equals the amount of the dividend per share foregone (expressed in terms of pence and fractions of a penny); and

(c)	C equals the price at which each Ordinary Share in respect of which such election has been made is to be allotted as determined by the Directors.

148.3	Following the receipt of a notice or notices of election the Directors shall appropriate out of the undistributed profits or reserves of the Company an amount equal to the aggregate nominal value of the number of Ordinary Shares required to be allotted to the holders of Ordinary Shares who have given notice of election and shall apply such amount in paying up in full such number of Ordinary Shares.

148.4	The Ordinary Shares so allotted credited as fully paid shall not be entitled to participate in the dividend then being declared or paid but shall in all other respects rank pari passu with the existing Ordinary Shares of the Company.

148.5	The Directors shall not make any such decision under this Article unless the Company has sufficient unissued Ordinary Shares and undistributed profits or reserves to give effect to any elections which could be made as a consequence of such decision.

148.6	The Directors shall not make any such decision under this Article unless the Company shall by ordinary resolution approve the exercise by the Directors of their powers so to do in respect of the dividend in question or in respect of any dividends declare or paid in respect of each specified financial year or period of the Company which dividends include the dividend in question.

148.7	The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or the benefit of fractional entitlements accrue to the Company rather than to the members concerned). The Directors may authorise any person to enter, on behalf of all the members interested, into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

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148.8	This Article shall have effect without prejudice to the provisions of Article 146 any other provisions of these Articles and such provisions shall also have effect without prejudice to the provisions of this Article.

149.	General meeting to declare dividend

A general meeting declaring a dividend may, upon the recommendation of the Directors, direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares, debentures or other securities or rights of any other Company, and the Directors shall give effect to such resolution and where any difficulty arises in regard to the distribution the Directors may settle the same as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets, or any part of them, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of members, and may vest any specific assets in trustees upon trusts for the persons entitled to the dividend as may seem expedient to the Directors, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates or any part of them and otherwise as they think fit.

150.	Reserves

The Directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company, (including any premiums received upon the issue of debentures or other securities or rights of the Company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may properly be applied and pending such applications may at the like discretion either be employed in the business of the Company or be invested in such investments (including, but subject to the provisions of the Act shares of the Company or its holding company, if any) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think it prudent not to divide.

151.	Capitalisation

151.1	The Company in general meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any undivided profits of the Company standing to the credit of the profit and loss account or otherwise and available for distribution (not being required for the payment of fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits) and accordingly that the Directors be authorised and directed to appropriate the profits resolved to be capitalised to the members who would have been entitled to such profits if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the same proportions, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.

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151.2	The Company in general meeting may, subject to the provisions of the Act upon the recommendation of the Directors, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any reserve account of the Company (including its share premium account and capital redemption reserve) of its profit and loss account and whether or not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the Directors shall give effect to such resolution.

152.	Authority

Whenever such a resolution as referred to in Article 151 shall have been passed, the Directors shall make all appropriations and applications of the profits or sum so resolved to be capitalised, and (subject to the provisions of the Act) all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect to such capitalisation with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, or to make provision whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned, and also to authorise any person to enter on behalf of all the members entitled to the benefit of such appropriations and applications into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such members.

153.	Record Dates

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Statutes, the Company or the Directors may by resolution specify any date (the “record date”) as the date at the close of business (or such other time as the Directors may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) at any time after the same is recommended, resolved, declared or announced, but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities. No change in the register of such holders after the record date shall invalidate the same.

ACCOUNTS

154.	Accounting records

The Directors shall cause true accounting records to be kept and preserved in accordance with the Act. The accounting records shall be kept at the Office, or (subject to the provisions of the Act) at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. No member (other than an officer of the Company) shall have any right of inspecting any account or book or

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document of the Company except as conferred by Statutes or authorised by the Directors or by the Company in general meeting.

155.	Preparation of accounts

The Directors shall from time to time, in accordance with the provisions of the Act, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Act.

156.	Accounts to members

156.1	A copy of every balance sheet and profit and loss account (including every document required by law to be annexed to them) which is to be laid before the Company in general meeting and of the directors’ and auditors’ reports shall not less than 21 days before the date of the meeting be sent to every member and to every holder of debentures of the Company, provided that:

(a)	this Article shall not require copies of such documents to be sent to any person to whom, by virtue of section 423(2) of the Act, the Company is not required to send the same, nor to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures; and

(b)	instead of these documents there may be sent a copy of such summary financial statement as may be permitted, in such form as may be specified and subject to such conditions as may be required, by law to be sent to the members of, and holders of debentures of, the Company.

157.	Electronic means

In accordance with Article 163.1, if and to the extent permitted by the Statutes, the summary financial statement as referred to in Article 156.1(b) may be delivered by means of electronic mail and/or through making it available on a website.

AUDITORS

158.	Appointment

Auditors shall be appointed and their duties, rights and remuneration regulated in accordance with the provisions of the Act. Subject to the provisions of the Act, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

159.	Correctness

In respect of each financial year of the Company the accounts of the Company shall be examined and the correctness of the balance sheet, profit and loss account and group accounts (if any) ascertained by an auditor or auditors.

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160.	Auditors to attend meetings

The auditor or auditors shall be entitled to attend any general meeting and to receive notices of and other communications relating to any general meeting which a member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns him or them as auditor or auditors.

161.	Change of auditors

The Company shall comply with the provisions of the Act relating to the sending of copies of special notices of certain resolutions concerning changes of auditors and to the giving notice of, and circulating to members, representations made by auditors retiring or proposed to be removed.

SERVICE OF NOTICE ON MEMBERS

162.	Notices to be in writing

Any notice to be given to or by any person pursuant to these Articles shall be in writing, except that a notice convening a Directors’ or Directors’ committee meetings need not be in writing.

163.	Service of notice on members

163.1	The Company may give any notice or document (including a share certificate, annual report, annual financial statements and/or a summary of financial statements) to a member either:

(a)	personally; or

(b)	by sending it by post or other delivery service in a prepaid envelope addressed to the member at his registered address; or

(c)	by leaving it at that address; or

(d)	by sending it in electronic form to such address (if any) as may for the time being be notified to the Company by or on behalf of the member for that purpose; or

(e)	by making it available on a website and notifying the member of its availability in accordance with the Act. A member shall be deemed to have agreed that the Company may send or supply a document or information by means of a website if the conditions set out in the Act have been satisfied; or

(f)	by any other means authorised in writing by the member concerned.

163.2	In the case of a member registered on an overseas branch register any such notice or document which is posted may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

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163.3	In the case of joint holders of a share, all notices or documents shall be given to the joint holder whose name stands first in the register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders.

163.4	Where a member (or, in the case of joint holders, the person first named in the register) has a registered address outside the United Kingdom but has notified the Company of an address within the United Kingdom at which notices or other documents may be given to him, he shall be entitled to have notices given to him at that address, but otherwise, no such member shall be entitled to receive any notice or document from the Company.

163.5	If on three consecutive occasions, notices or other documents have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices or other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom for the service of notices.

163.6	The Directors may from time to time make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the giving of notices or other documents or information by electronic means by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles and the Statutes in relation to electronic means; and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article.

163.7	Nothing in this Article shall affect any provision of any of the Statutes requiring notices or documents to be delivered in a particular way.

164.	Notice in case of death, bankruptcy or mental disorder

The Company may give notice to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the United Kingdom supplied for the purpose by the person claiming to be so entitled. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

165.	Evidence of service

165.1	Any member present, in person or by proxy, at any meeting of the Company or of the holders of any class of shares of the Company shall be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called.

165.2	Any notice, certificate or other document addressed to a member at his registered address or address for service in the United Kingdom shall, if sent by post, be deemed to have been served or delivered on the day after the day when it was put in the post

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(or, where second-class mail is employed, on the second day after the day when it was put in the post). Proof that an envelope containing the notice or document was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given. Any notice, certificate or other document not sent by post, but delivered or left at a registered address or address for service in the United Kingdom shall be deemed to have been served or delivered on the day on which it was so delivered or left. Any notice, certificate or other document sent by electronic communication shall, subject to the Statutes and these Articles, be deemed to have been served or delivered at the expiration of 24 hours from the time at which it was sent. Any notice or other document sent by a website shall, subject to the Statutes and these Articles, be deemed to have been served or delivered when first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that such notice or document was available on the website.

166.	Notice binding on transferees

Every person who, by operation of law, transfers or by any other means becomes entitled to a share shall be bound by a notice in respect of that share (other than a notice given by the Company under Section 793 of the Act) which, before his name is entered in the register, has been duly given to a person from whom he derives his title.

167.	Notice by advertisement

Any notice to be given by the Company to the members or any of them, and not otherwise provided for by these Articles, shall be sufficiently given if given by advertisement in at least one national newspaper published in the United Kingdom and, where the Company keeps an overseas branch register, in at least one daily newspaper published in the territory in which such register is maintained. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears.

168.	Suspension of the postal services

If, at any time by reason of the general suspension, interruption or curtailment of postal services or electronic communication or threat of such suspension, interruption or curtailment within the United Kingdom the Company is or would be unable effectively to convene a general meeting by notices sent through the post or by electronic communication, a general meeting may be convened by a notice advertised in at least one national newspaper published in the United Kingdom and, where the Company keeps an overseas branch register, in at least one daily newspaper published in the territory in which such register is maintained. Such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the first of such advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post or by electronic communication if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom or, as the case may be, the sending of such notices by electronic communication, again becomes practicable.

169.	Service of notices on the Company

Subject to the Statutes, Article 163.1 shall apply mutatis mutandis to the service by

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members of notices and documents on the Company, save that any notice, certificate (but not a share certificate) or document sent by electronic communication to the Company shall be deemed to have been served or delivered at the time it is received by the Company.

ELECTRONIC COMMUNICATION

170.	Electronic Communication

170.1	Notwithstanding anything in these Articles to the contrary, any document or information to be given, sent, supplied, delivered or provided to any person by the Company, whether pursuant to these Articles, the Statutes or otherwise, is also to be treated as given, sent, supplied, delivered or provided where it is made available on a website, or is sent in electronic form, in the manner provided by the 2006 Act for the purposes of the Act (subject to the provisions of these Articles).

For the purposes of paragraph 10(2)(b) of schedule 5 to the Act, the Company may give, send, supply, deliver or provide documents or information to Members by making them available on a website.

For the purposes of paragraph 6.1.8R(1) of the Disclosure Guidance and Transparency Rules of the Financial Conduct Authority, the Company may use electronic means (as defined therein) to convey information or documents to members or holders of debt securities (as defined therein).

170.2	Notwithstanding anything in these Articles to the contrary, the Directors may from time to time make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the giving of notices or other documents or information by electronic means by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles and the Statutes in relation to electronic means; and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article 170.2.

DESTRUCTION OF DOCUMENTS

171.	Destruction

171.1	The Company may destroy:

(a)	any instrument of transfer, after six years from the date on which it is registered;

(b)	any dividend mandate or any variation or cancellation of it or any notification of change of name or address, after two years from the date on which it is recorded;

(c)	any share certificate, after one year from the date on which it is cancelled;

(d)	any proxy form which has been used for a poll, after one year from the date of use;

(e)	any proxy form which has not been used for a poll, after one month from the general meeting to which it relates and at which the poll was demanded; and

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(f)	any other document on the basis of which any entry in the register is made, after six years from the date on which an entry was first made in the register in respect of it, provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article if a copy of such document is retained on microfilm or by other similar means on which such copy is retained until the expiration of the period applicable to the destruction of the original of such document.

172.	Correct entries

172.1	It shall be conclusively presumed in favour of the Company that every entry in the register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was duly cancelled, that every other document so destroyed had been properly dealt with in accordance with its terms and was valid and effective in accordance with the particulars in the records of the Company, provided that:

(a)	this Article shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

(b)	nothing in this Article shall be construed as imposing on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article which would not attach to the Company in the absence of this Article; and

(c)	references in this Article to the destruction of any document include references to the disposal of it in any manner.

WINDING UP

173.	Authority to divide assets

If the Company shall be wound up (whether the liquidation is altogether voluntary, under supervision or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such divisions shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares in respect of which there is a liability.

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INDEMNITY

174.	Right to indemnity

So far as the law allows, but without prejudice to any indemnity to which he may otherwise be entitled, any person who is or was at any time a Director, alternate director, officer or employee of the Company shall be entitled to be indemnified and, if the directors so determine, any other Relevant Person shall be entitled to be indemnified, out of the assets of the Company against any Relevant Liability.

175.	Power to Insure

So far as the law allows, the Directors may take out, maintain, renew, establish, participate in and/or contribute to the cost of, insurance for, or for the benefit of any Relevant Person or any person who is or was at any time a trustee of any pension fund in which any employee or former employee of the Company or any of the other bodies corporate which are referred to in the definition of “Relevant Person” are interested, including insurance against any Relevant Liability and, so far as the law allows, may indemnify or exempt any such person from or against any such Relevant Liability.

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